Exhibit 99.2

MAX SOUND CORPORATION
(A Development Stage Company)
Pro Forma Condensed Combined Balance Sheet
(unaudited)

	September 30, 2012	September 30, 2012
	LIQUID SPINS, INC	MAX SOUND CORPORATION
	(Acquiree)	(Acquiror)	Pro Forma		Pro Forma
	(Unaudited)	(Unaudited)	Adjustments		Combined

Assets
Current Assets
Cash	$18,483	$114,480	$(15,000)	(1)	$117,963
Other receivables	21	-	-		21
Prepaid expenses	2,191	21,082	-		23,273
Debt offering costs - net	-	60,818	-		60,818
Guaranteed royalty payments	120,000	-	-		120,000
Inventory	8,796	-	-		8,796
Total Current Assets	149,491	196,380	(15,000)		330,871

Property and Equipment, net	31,381	218,064	-		249,445

Intangibles:
Security Deposit	-	413	-		413
Intangible Assets	-	7,800,275	9,650,548	(2)	17,450,823

Total Intangible Assets	-	7,800,688	9,650,548		17,451,236

Deposits and other assets
Advance royalty payments	63,562	-			63,562
Web and software applications and infrastructure costs, net	118,018	-			118,018
Deposits	2,000	-			2,000
Security deposit	-	-			-
					-
Total Assets	$364,452	$8,215,132	$9,635,548		$18,215,132

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$96,386	$69,555	(96,386)	(3)	$69,555
Accrued expenses and other current liabilities	19,761	55,264	(19,761)	(3)	55,264
Derivative Liability	-	1,026,168	-		1,026,168
Convertible Note Payable	-	476,083	-		476,083
Preferred dividends payable	46,700	-	(46,700)	(3)	-
Guaranteed royalties payable	37,500	-	(37,500)	(3)	-
Total Current Liabilities	200,347	1,627,070	(200,347)		1,627,070

Long Term Liabilities:
Note payable	200,000	-	(200,000)	(3)	-
Note payable - related party	10,000	-	(10,000)	(3)	-

Total Liabilities	410,347	1,627,070	(410,347)		1,627,070

Stockholders' Equity
Preferred stock, $0.0001 par value; 10,000,000 shares authorized,
No shares issued and outstanding	-	-	-		-
Preferred stock - $0.01 par value, 5,000,000 shares authorized:
Series A convertible, 12%	-	-	-		-
1,318,750 and 156,250 shares issued and outstanding, respectively	13,188		(13,188)	(3)	-
Preferred dividends paid	(54,650)		54,650	(3)	-
Common stock, $0.0001 par value; 400,000,000 shares authorized,	-	26,001		(3)	26,001
260,002,022 and 255,184,661 shares issued and outstanding, respectively
Common stock, $0.001 par value; 50,000,000 shares authorized,
22,903,750 shares issued and outstanding	22,904	-	2,475	(2)	2,475
			(22,904)	(3)
Additional paid-in capital	4,760,909	24,286,446	9,997,525	(2)	34,283,971
			(4,760,909)	(3)
			200,347	(3)
			410,348	(3)
			(261,243)	(3)
			(349,452)	(2)
Deferred Compensation	-	(1,103,750)	-		(1,103,750)
Deficit accumulated during the development stage	(4,788,246)	(16,620,635)	4,788,246	(3)	(16,620,635)
Total Stockholders' Equity	(45,895)	6,588,062	10,045,895		16,588,062

Total Liabilities and Stockholders' Equity	$364,452	$8,215,132	$9,635,548		$18,215,132

Pro forma footnotes:

(1) To recorded estimated cash not part of the asset purchase agreement.
(2) To Record the issuance of shares equal to $10,000,000 in exchange for Liquid Spins assets.
(3) To eliminate accrued expenses and notes payable upon the completion of asset purchase.

MAX SOUND CORPORATION
(A Development Stage Company)
Pro Forma Combined Statement of Operations
For the year Ended December 31, 2011
(Unaudited)

	December 31, 2011 Liquid Spins, Inc. (Acquiree)	December 31, 2011 Max Sound Corporation (Acquiror)	Pro Forma Adjustments	Pro Forma Combined

Sales:	10,363	13,000	-	23,363

Cost of sales
Cost of product application to sales	7,222	-	-	7,222
Royalties Expense	243,611	-	-	243,611
Operations	16,738	-	-	16,738
Total costs of sales	267,571	-	-	267,571

Gross profit(loss)	(257,208)	13,000	-	(244,208)

Costs and Expenses:
Product research and development	698,585	-	-	698,585
Selling, distribution and marketing	63,735	-	-	63,735
General and administration	763,379	255,589	-	1,018,968
Amortization and depreciation	56,051	-	-	56,051
Endorsement fees	-	1,573,273	-	1,573,273
Consulting	-	1,348,753	-	1,348,753
Professional fees	-	146,935	-	146,935
Compensation	-	2,182,794	-	2,182,794
Total costs and expenses	1,581,750	5,507,344	-	7,089,094

Income (Loss) from Operations	(1,838,958)	(5,494,344)	-	(7,333,302)

Other Income (Expense):
Amortization of debt discount	-	(13,710)	-	(13,710)
Change in fair value of embedded derivative liability	-	21,836	-	21,836
Interest income	1,751	511	-	2,262
Interest expense	-	(5,940)	-	(5,940)
Total Other Income (Expense), net	1,751	2,697	-	4,448

Income (Loss) before income taxes	(1,837,207)	(5,491,647)	-	(7,328,854)

Provision for income taxes	-	-	-	-

Net Income (Loss)	(1,837,207)	(5,491,647)	-	(7,328,854)

Net Income (Loss) Per Share - Basic and Diluted	(0.08)	(0.02)	-	(0.06)

Weighted average number of shares outstanding
during the period - basic and diluted	22,041,928	242,287,741	-	132,164,835

MAX SOUND CORPORATION
(A Development Stage Company)
Pro Forma Combined Statement of Operations
For the Nine Months Ended September 30, 2012
(Unaudited)

	September 30, 2012 Liquid Spins, Inc. (Acquiree)	September 30, 2012 Max Sound Corporation (Acquiror)	Pro Forma Adjustments		Pro Forma Combined

Sales:	6,529	-	-		6,529

Cost of sales
Cost of product application to sales	1,282	-	-		1,282
Royalties Expense	441,530	-			441,530
Operations	2,604	-			2,604
Total costs of sales	445,416	-	-		445,416

Gross profit(loss)	(438,887)	-	-		(438,887)

Costs and Expenses:
Product research and development	423,917	-	-		423,917
Selling, distribution and marketing	31,811	-	-		31,811
General and administration	375,909	550,885	-		926,794
Amortization and depreciation	66,079	-	-		66,079
Impairment expense	50,510		-		50,510
Consulting	-	487,828	-		487,828
Professional fees	-	119,365	-		119,365
Website Development	-	-	-		-
Compensation	-	490,600	-		490,600
Total costs and expenses	948,226	1,648,678	-		2,596,904

Income (Loss) from Operations	(1,387,113)	(1,648,678)	-		(3,035,791)

Other Income (Expense):
Loss on disposal of assets	(205)	-	-		(205)
Amortization of debt discount	-	(68,682)	-		(68,682)
Amortization of debt offering costs	-	(433,705)	-		(433,705)
Change in fair value of embedded derivative liability	-	115,249	-		115,249
Other income	71	-	-		71
Interest income	192	152	-		344
Interest expense	-	(224,987)	-		(224,987)
Total Other Income (Expense), net	58	(611,973)	-		(611,915)

Income (Loss) before income taxes

Provision for income taxes	-	-	-		-

Net Income (Loss) prior to preferred stock dividends	(1,387,055)	(2,260,651)	-		(3,647,706)

Preferred stock dividends	(54,650)	-	54,650	(1)	-

Net Income (Loss) available to common stockholder	(1,441,705)	(2,260,651)	54,650		(3,647,706)

Net Income (Loss) Per Share - Basic and Diluted	(0.06)	(0.01)	-		(0.03)

Weighted average number of shares outstanding
during the period - basic and diluted	22,903,750	255,598,643	-		139,251,197

(1) To eliminate expense.  Max sound will not have any preferred stock issued and thus will not incur a stock dividend expense